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                                                                    Exhibit 23.3

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Openwave Systems Inc. Registration Statement (Form S-8) pertaining to the Avogadro, Inc. 2000 Stock Option Plan of our report dated July 12, 2000, with respect to the supplemental consolidated financial statements of Software.com, Inc. included in its Current Report (Form 8-K), filed with the Securities and Exchange Commission on July 17, 2000.

                                          /s/ Ernst & Young LLP

Woodland Hills, California
August 9, 2001